Exhibit F

[Letterhead of]

KPMG Audit S.à r.l.

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
European Investment Bank:

We consent to the use of:

•
(i) our reports dated March 10, 2011, with respect to the unconsolidated financial statements and consolidated financial statements of the European Investment Bank as at December 31, 2010 (both prepared in accordance with the general principles of the Directive 86/635/EEC of the Council of the European Communities of December 8, 1986 as amended by Directive 2001/65/EC of September 27, 2001, by Directive 2003/51/EC of June 18, 2003 and by Directive 2006/46/EC of June 14, 2006 (the “Directives”)), incorporated herein by reference and (ii) our report dated March 10, 2011, with respect to the consolidated financial statements of the European Investment Bank as at December 31, 2010 prepared under International Financial Reporting Standards as adopted by the European Union, incorporated herein by reference; and

•
(i) our reports dated March 11, 2010, with respect to the unconsolidated financial statements and consolidated financial statements of the European Investment Bank as at December 31, 2009 (both prepared in accordance with the general principles of the Directives), incorporated herein by reference and (ii) our report dated March 11, 2010, with respect to the consolidated financial statements of the European Investment Bank as at December 31, 2009 prepared under International Financial Reporting Standards as adopted by the European Union, incorporated herein by reference.

We also consent to the reference to our firm under the heading “Experts” in the prospectus.

Luxembourg, September 29, 2011

KPMG Audit S.à r.l.

/s/ Emmanuel Dollé
Emmanuel Dollé